UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, LiqTech International, Inc., a Nevada corporation (the “Company”) announced that the Board of Directors of the Company has decided to appoint Dr. Rengarajan Ramesh, to serve as a member of the Board, effective April 14, 2015, until his successor is duly elected, qualified and seated or until his earlier resignation or removal. Mr. Ramesh will receive a stock grant of 100,000 shares, scheduled to vest over a 3 year period, as compensation for his service on the Board.

Dr. Ramesh has over 30 years of global operating, acquisition strategy, business development and technology experience. He has consulted for Wasserstein & Co. on water investments since early 2009 and formally joined Wasserstein & Co. in 2010 as a partner. He currently serves on the board of RWL Water as well as on the Innovation Business Development Advisory Board for United Technologies Corporation. He is a member of the investment committee for Sustainable Water for Food, at US AID (a joint program between the US Government, Government of Sweden, and Government of Netherlands), was a Board member of Imagine H2O (non-profit organization based in Silicon Valley that supports water technology entrepreneurs), and is the Chairman of its Scientific Advisory Board. He is currently assisting several universities in evaluating their technologies and intellectual property portfolios. Most recently he served on the board of High Pressure Equipment Company a portfolio company of Wasserstein & Co. Mr. Ramesh served as a member of the International Advisory Board to The Ministry of Environment and Water for the Government of Singapore from 2006 to 2009 and on the Executive Board of the National Center for Food Protection and Defense (US Government Homeland Security center at the University of Minnesota) from 2006-2009. From 2003 to 2009, he held several senior management roles at GE Water & Process Technologies, including four years as Chief Technology Officer. During his tenure as CTO, Dr. Ramesh played a key role in the development and implementation of the strategy that led to the creation of GE's $2.5 billion global water platform, managing engineering and technology organizations of over 700 engineers and scientists while leading the technical and operational due diligence and integration efforts of GE Water's major acquisitions. During his term at GE, Dr. Ramesh also oversaw the technology and engineering teams for the GE Sensing business, GE Security business, GE Fanuc Automation and Control business divisions. Prior to serving at GE, Dr. Ramesh served in numerous management roles, including Chief Technology Officer, General Manager of Asia and General Manager of Mexico and South America, over a two-decade career with A. Schulman Inc., a global, specialty chemicals manufacturer. Dr. Ramesh received his M.S. and Ph.D. in Chemical Engineering from the University of Akron and was awarded the distinguished alumni award in 2005. Dr. Ramesh has four issued Patents.

Item 8.01 Other Events

On April 14, 2015, the Company issued a press release announcing the appointment of Mr. Ramesh, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 99.1	Press Release Regarding Appointment of Rengarajan Ramesh to Board	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: May 18, 2015	/s/ Soren Degn
Soren Degn
Chief Financial Officer